                                                                 EXHIBIT 10.2302


                     LEGEND: PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED
                             PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                      ENERGY PURCHASE CONTRACT EXECUTED
                                      BY

                       COMISION FEDERAL DE ELECTRICIDAD
                                      AND
                           EL PASO ELECTRIC COMPANY

CONTRACT FOR THE PURCHASE OF FIRM CAPACITY AND ASSOCIATED ENERGY EXECUTED ON THE ONE PART BY COMISION FEDERAL DE ELECTRICIDAD, HEREINAFTER "CFE", REPRESENTED BY LIC. LUIS R. ALMEIDA DURAN AND ING. RAYMUNDO CAMPOS MILAN AS PROGRAMMING SUB DIRECTOR (SUBDIRECTOR DE PROGRAMACION) AND TRANSMISSION, TRANSFORMATION AND CONTROL SUB DIRECTOR (SUBDIRECTOR DE TRANSMISION, TRANSFORMACION Y CONTROL) RESPECTIVELY, AND ON THE OTHER PART BY EL PASO ELECTRIC COMPANY HEREINAFTER "EPE", REPRESENTED BY MR. JAMES HAINES ACTING AS CHIEF EXECUTIVE OFFICER AND PRESIDENT, IN ACCORDANCE TO THE FOLLOWING DECLARATIONS AND CLAUSES:


                                 DECLARATIONS

I.   CFE declares that:

     I.1. It is a decentralized entity of the Federal Government of the Mexican United States and a corporate entity with assets of its own, that it is governed by the Electric Energy Public Service Law, published in the Federal Journal on December 22, 1975.

     I.2. The importation of electric energy exclusively to provide a public service is an activity within its corporate purposes.

     I.3. Its corporate purpose includes the execution of agreements and contracts with private entities in order to undertake action related to providing a public service with regard to electric energy; as well as undertaking any other action and executing contracts that are necessary in order to fulfill its corporate purpose.

     I.4. CFE has authorization from the Ministry of Energy to import electric energy *SEE LEGEND ON FIRST PAGE OF EXHIBIT* from the United States of America to supply the northern border regions; it also has the necessary permit to import electric energy issued by the Department of the Treasury (Secretaria de Hacienda y Credito Publico), as required by Article 31 of the Customs Law Regulations; because CFE is the importator of the goods object of the contract herein. Copies of both permits are attached as Attachment I.

     I.5. The awarding of this contract was done through a bid contest called by direct invitation, pursuant to Article 134 of the Constitution;
           Article 9, Subsection 3 of the Electric Energy Public Service Law; and Article 7, Subsection 1 of the Regulations implementing such law. A copy of the award is attached as Attachment II.

     I.6. This contract is not subject to the provisions of the North American Free Trade Agreement, given that it concerns the provision of electric energy public service as stipulated in attachment 101.1B-2, Section B Mexico's list, Subsection 2 and under document number 209'94'90 dated June 29, 1994, issued by the Department of International Organizations within the Ministry of Trade and Industrial Development.

     I.7. In order to pay for costs stemming from the execution of this contract, the Ministry of the Treasury has authorized the corresponding expense for the current fiscal year, by document number 340-A.-1825 dated December 20 1996; and such Ministry has the corresponding budgetary ability and necessary funds to cover the expenses under budget assignation number __________.

     I.8. CFE has the authorization from the Ministry of the Treasury to contract payment obligations as derived from this contract which will be covered by future budgets.

     I.9. That Lic. Luis R. Almeida Duran and Ing. Raymundo Campos Milan have the necessary authorization to represent CFE in the execution of this contract, and this powers and authorization have not been revoked.

     I.10. Its address is Don Manuelito N0. 32 Col. Olivar de los Padres 01780 Mexico D.F. Mexico, which is to be used for all legal purposes regarding this contract.

II.  EPE declares that:

     II.1. It is a duly incorporated company existing in accordance to the laws of the State of Texas of the United State of America, as it is established by the legal documents that are incorporated to this contract as Attachment III.

     II.2. Its corporate purpose consists of generating, purchasing, selling, and transmitting electric energy in the United States of America, as stipulated in the documents in Attachment III.

     II.3. It received a direct invitation from CFE to participate in the bid for the acquisition of firm capacity and associated energy, having accepted to participate, and presenting its offer.

     II.4. Has the legal capacity to contract and fulfills the technical and economic requirements necessary to become obligated in the terms hereunder.

     II.5. It is familiar with the contents of the Electric Energy Public Service Law and its Regulations.

     II.6. Its legal representative, Mr. James Haines proves its representative capacity and ability to execute this contract with a certified copy of the legal power duly attested by a notary, which is attached to this contract as Attachment IV.

     II.7. Its address is 123 West Mills, El Paso Texas 79901-1341, which is to be used for all legal purposes relating to this contract.

III. The PARTIES declare that:

     III.1. Hereinafter, CFE and EPE shall also be referred to individually as "PARTY" or collectively as "PARTIES".

Having declared the foregoing, the PARTIES grant the following:

                                    CLAUSES

                        FIRST.- PURPOSE OF THE CONTRACT

   The purpose of this contract is to establish the terms and conditions pursuant to which the EPE is obligated to sell and deliver to CFE, and CFE obligates itself to purchase and receive FIRM CAPACITY and ASSOCIATED ENERGY, as provided hereunder.

                             SECOND.- DEFINITIONS

   For the purposes of this contract the PARTIES agree to accept the following standard definitions, which will be used both, in the singular or plural forms. Terms defined herein will be written in bold letters, capitalizing the first letter:

   2.1  CAPACITY

        The amount in megawatts of the capacity of one or more generators, used to support the load in a reliable fashion, which is determined in accordance with the prevailing operating conditions at a given time.

   2.2  CONTRACTED CAPACITY

        Amount of MW's of FIRM CAPACITY made available to CFE by EPE.

   2.3  TRANSMISSION CAPACITY

        The capacity of an electric net to transport a given amount of capacity and energy from one place to another.

   2.4  FIRM CAPACITY

        Amount of MW's of capacity that EPE is bound to make available to CFE and can only be interrupted in case of all EMERGENCY, FORTUITOUS CIRCUMSTANCES OR FORCE MAJEURE.

   2.5  FIRM CAPACITY CHARGE

        Monthly charge in dollars of the United States of America per kW of FIRM CAPACITY supplied under this agreement and specified under Clause 5 of this contract.

   2.6  TRANSMISSION CHARGE

        Monthly charge in dollars of the United States of America for each kW of FIRM CAPACITY supplied under this agreement, associated with the use of EPE'S transmission system, specified in Clause 5 of this contract.

   2.7  ASSOCIATED ENERGY CHARGE

        Monthly charge in dollars of the United States of America per kWh of ASSOCIATED ENERGY supplied under this agreement specified in Clause 5 of this contract.

   2.8  MONTHLY DEMAND

        The highest amount of FIRM CAPACITY measured by hour during a month, subject to a minimum charge as MINIMUM MONTHLY DEMAND as defined in Clause 2.9.

   2.9  MINIMUM MONTHLY DEMAND

        For purposes of invoicing, a Minimum Monthly Demand is defined in accordance with the following:

                             PERIOD            MINIMUM MONTHLY DEMAND

                       01/01/97 - 04/30/97               *SEE
                       05/01/97 - 08/31/97               LEGEND
                       09/01/97 - 09/30/97               ON
                       10/01/97 - 10/31/97               FIRST
                       11/01/97 - 11/30/97               PAGE OF
                       12/01/97 - 12/31/97               EXHIBIT*

   2.10 FORTUITOUS CIRCUMSTANCES OR FORCE MAJEURE

        As defined in by Clause 12, Subsection 12.3 of the contract.

   2.11 CFE - JUAREZ

        Is the electric system owned by CFE, which supplies the northern State of Chihuahua and borders with the United States of America, interconnecting with the SINAL at Moctezuma Substation.

   2.12 EMERGENCY

        The loss or interruption of generating capacity or TRANSMISSION CAPACITY in the electric systems of any of the PARTIES, for any reason other than:

        (1)  Scheduled maintenance; or
        (2)  an anticipated deficiency in the supply of fuel.

        that degrades the security/reliability of a PARTY'S system to the extent that it threatens the services to its domestic users and the integrity of the system itself.

   2.13 ASSOCIATED ENERGY

        The energy expressed in MWh, associated with the CONTRACTED CAPACITY.

   2.14 EL PASO

        The electric system, owned by El Paso Electric Company which supplies the southern part of the State of New Mexico (USA) and the western part of the State of Texas (USA), which borders with Mexico and which interconnects the rest of the WSCC system at the various points that are identified in Appendix A of this contract.

   2.15 INTERCONNECTION

        Any arrangement of one or several transmission lines, circuit breakers, meters, control mechanisms and other similar devices and infrastructures that directly or indirectly connect to or allow the exchange of electric energy between the electric systems of the CFE-JUAREZ and EL PASO.

   2.16 INTERCONNECTION POINT

        Geographical place where the transmission line(s) that form part of an INTERCONNECTION cross the international border.

   2.17 SERVICE RESTRICTIONS

        Partial or total interruption of the electric energy supply to CFE.

   2.18 NATIONAL INTERCONNECTED SYSTEM (SINAL)

        CFE'S main electric system, of which the CFE-JUAREZ electric system is a part.

   2.19 WESTERN SYSTEMS COORDINATING COUNCIL (WSCC)

        An organization formed by various interconnected electric energy companies located in the western United States of America and Canada of which EPE is a member.

                                 THIRD.- TERM

        This contract will become effective on the date on which it is executed by the PARTIES; the services to be provided under this contract shall start to be provided on the first day of January, 1997 and terminate on December 31, 1997.

                          FOURTH.- TECHNICAL ASPECTS

   4.1  CFE'S ELECTRICAL SYSTEM IN CIUDAD JUAREZ

        CFE'S electrical system in Ciudad Juarez, Chihuahua, which for purposes of this contract will be referred as CFE-JUAREZ, is part of a larger system, which is the SINAL.

   4.2  EPE'S ELECTRIC SYSTEM

        The electric system of EPE, which can also be specified as the main System belonging to EL PASO, is interconnected to WSCC.

   4.3  DELIVERY POINT

        As shown on Appendix A of this contract, the INTERCONNECTION between the two systems of CFE-JUAREZ and EL PASO take place through two 115 KV border ties which connect the Insurgentes and Riverena Substations, belonging to CFE, with the Azcarate and Diablo Substations, belonging to EPE. CFE will receive the energy from EPE at the INTERCONNECTION POINT.

        Energy transmission to the DELIVERY POINT shall be the sole responsibility of EPE.

   4.4  INTERCONNECTION MODALITY

        Both PARTIES acknowledge that currently it is not practical nor convenient that the reception of energy take place when the CFE-JUAREZ system is interconnected to CFE'S SINAL.

   4.5  LOAD SEGREGATION

        Based on the information provided in Clause 4.4, in order to achieve the exchange of electric energy between the PARTIES, it is agreed to segregate a part of CFE-JUAREZ, based on the procedures currently in place for such purpose developed jointly with EPE.

                         FIVE.- PAYMENT SPECIFICATIONS

   5.1  PRICES

        EPE will supply FIRM CAPACITY and ASSOCIATED ENERGY to CFE and CFE will pay to EPE in dollars of the United States of America during the term this contract is in effect, *SEE LEGEND ON FIRST PAGE OF EXHIBIT* as follows:

                     *SEE LEGEND ON FIRST PAGE OF EXHIBIT*

   5.2  MONTHLY INVOICING:

        The monthly invoicing for FIRM CAPACITY and ASSOCIATED ENERGY provided by EPE to CFE hereunder shall be the sum of the invoicing for FIRM CAPACITY, plus the Invoicing for Transmission, plus the Invoicing for ASSOCIATED ENERGY, as indicated below:

                     *SEE LEGEND ON FIRST PAGE OF EXHIBIT*

   5.3  PRICE CHARACTERISTICS

        Prices established in subsection 5.1 of this clause shall be final prices to be paid by CFE at the POINT OF DELIVERY, and shall include any and all taxes, duties for permits and authorizations, and any other tax or payment that is incurred in the United States of America. For this reason, EPE is precluded from charging, for any reason whatsoever, any amount in excess of what is agreed to and described in the preceding subsection 5.1.

        CFE will be responsible for the payment of any taxes, import permits and authorizations, and any other charge that is incurred in Mexico with regard to the importation of electric energy.

                         SIXTH.- INVOICING AND PAYMENT

   6.1  INVOICE

        The invoice presented by EPE to CFE shall *SEE LEGEND ON FIRST PAGE OF EXHIBIT*

   6.2  INVOICING PERIODS

        Purchases under this agreement shall be accounted for and invoiced on a calendar month basis. EPE shall present to CFE on a monthly basis, within the first 10 calendar days subsequent to the end of each month, the invoices to be paid in dollars of the United States of America for the sales carried out under this contract for the months in which said sales take place. Monthly invoices presented to CFE will be paid to EPE within 20 calendar days following the date on which said invoice was received..

   6.3  INVOICE DISCREPANCIES

        In case of a discrepancy between the PARTIES concerning any invoice, the invoice shall be paid in full within the established period of time, on the understanding that the actual amount of the discrepancy will be considered as paid under protest. If it is subsequently determined that any portion of the protested payment was incorrectly assessed, EPE shall reimburse CFE, the amount incorrectly charged plus a monthly interest rate of 1% from the date in which the payment was made to the date in which the actual sum and corresponding interest are reimbursed by EPE to CFE.

   6.4  PAYMENT ACCOUNTS

        All payments made by CFE to EPE shall be made in dollars of the United States of America in electronic form at a banking institution outside of the Mexican United States, chosen by EPE.

                          SEVENTH.- TAXES AND RIGHTS

        All taxes and permits expenses to be paid as a consequence hereunder in the United States of America and the Mexican United States will be paid to their respective government by EPE and CFE according to the provisions in the respective country tax laws.

                            EIGHTH.- REPRESENTATION

        Within the thirty calendar days following the execution of this contract, each PARTY shall designate a representative and a substitute for him(her), and shall notify in writing the other PARTY within the same period of time, the name and position of the designated individuals.

        The representatives of the PARTIES will basically function to ensure the smooth operation of the services derived from this contract, as well as the liaison between the PARTIES in order to ensure the adequate implementation of this contract.

        The PARTIES will be able to change at any time their respective representatives, by notifying in advance the other PARTY of said changes.

        All the decisions made by the representatives of the PARTIES, shall be recorded in minutes which will indispensably be signed by both representatives; the representatives do not have the authority to modify the terms of this contract.

        The salaries and expenses of each PARTY representative will be the responsibility of the represented PARTY.

                                NINTH.- BREACH

   9.1  IN CASE OF BREACH

        In case of breach or violation of the terms of the contract, the non-breaching PARTY shall notify in writing the other PARTY who shall then clarify, and if applicable, remedy the breach or demonstrate that no breach has taken place.

        Once it has been notified of a breach, the breaching PARTY shall remedy the breach itself, at its earliest reasonable convenience without exceeding three (3) calendar days, from the date in which the notification is received. If the nature of the problem, makes impossible to solve it within three (3) calendar days, the breaching PARTY shall present within this period of time a plan of activities aimed at remedying the breach to the satisfaction of the non-breaching PARTY. If no agreement is reached, the PARTIES will submit the point in controversy to arbitration, in accordance to Clause 15 of this contract. The PARTIES shall abide to the arbitration decision which shall be final.

   9.2  RESCISSION

        The contract herein may be rescinded due to a material or continuous breach on behalf of one of the PARTIES, i what concerns the substantive obligations stipulated hereunder.

                               TENTH.- PENALTIES

        In the event that EPE is not able to deliver partially or totally the energy contracted, and this is not due to an EMERGENCY or FORTUITOUS CIRCUMSTANCES OR FORCE MAJEURE or because of CFE, EPE becomes obligated to pay the positive difference if such exists, duly documented, between the cost CFE had to pay to cover the energy that was not supplied and the contracted price. In addition, CFE will diminish the payment of the capacity charge according to the duration and magnitude of the supply failure.

                          ELEVENTH.- RESPONSIBILITIES

        Each of the PARTIES shall indemnify and hold the other harmless and free from any liability, loss, damages, or destruction of properties attributable to negligence, fault or willingness of its advisers, employees, workers and other personnel.

        Notwithstanding the foregoing, all labor claims or settlement packages of the employees or workers of one of the PARTIES due to work related injuries will be the sole responsibility of the PARTY employing them.

        Each PARTY shall assume sole responsibility before its corresponding consumers for any claim due to service interruption or deficiency. Each PARTY will hold harmless and safe the other PARTY, if the end user of the electric system of a PARTY presents a law suit against that PARTY servicing such user.

                            TWELFTH.- GENERAL TERMS

   12.1 NOTIFICATIONS

        Any notification, request or application pertaining to this contract, will be considered as duly delivered to CFE if it is sent via certified mail with its corresponding acknowledgment of receipt, or by courier or Fax, provided a confirmation sheet is secured, to Director of Control (Jefe del Area de Control Norte) to Guanacevi No. 131, Parque Industrial Lagunero, Gomez Palacio, Dgo., C.P. 35078, Mexico; and to EPE if it is sent to 123 West Milles, El Paso Texas, 79901, attention of the Assistant Vice President of Resources and Planning Department. The appointment of an individual to whom such correspondence shall be sent, or the address where this person may be reached can be changed at any time by giving prior written notice. Any notification or request related to the delivery and receipt of energy or pertaining to the operation of the infrastructure in place, will be considered valid if it is made by phone and it is registered in the docket books of the operators of the electric systems of both PARTIES.

        EPE designates to receive any notification related to the Fifteenth and Seventeenth Clauses, Mr. Carlos Javier Perez Chow, indicating as domicile in Mexico for these ends, Bosque de Duraznos No. 75-303, Col. Bosques de las Lomas, C.P. 11700, Mexico, D. F.

        EPE will be able to change at any time the individual and address furnished in the previous paragraph, by written notice to CFE. If such notice is not timely delivered, it shall be assumed no change has occurred regarding the individual and address previously appointed.

   12.2 SUCCESSORS AND ASSIGNEES

        This contract will be in force to the benefit of and will bind all successors and assignees of both PARTIES, notwithstanding the foregoing, this contract will not be transferable by either of the PARTIES without the prior written consent of the other PARTY, however, such consent shall not be unreasonably withheld.

   12.3 FORCE MAJEURE OR FORTUITOUS CIRCUMSTANCES

        Neither EPE nor CFE will be held liable for any breach of the terms of this contract, when such breach is due to either FORCE MAJEURE or FORTUITOUS CIRCUMSTANCES, provided that in case of FORCE MAJEURE or

        FORTUITOUS CIRCUMSTANCES, the PARTY that is in breach did not contribute to said circumstances.

        FORCE MAJEURE or FORTUITOUS CIRCUMSTANCES shall be understood to mean any phenomenon of nature or man-made that is unpredictable or inevitable, even when acting without negligence and which will impede the fulfillment of any of the obligations deriving from this contract. FORCE MAJEURE or FORTUITOUS CIRCUMSTANCES include but are not limited to the following: flood, earthquake, storm, fires, lightening, epidemic, war, revolt, strike not imputable to the affected PARTY, and Government acts that are not inspired or supported by the affected PARTY.

        Whenever a case of FORCE MAJEURE or FORTUITOUS CIRCUMSTANCES arises, the PARTY disabled by it, shall notify the other PARTY at its earliest convenience and furnish evidence of the occurrence.

        The PARTY affected by the FORCE MAJEURE or FORTUITOUS CIRCUMSTANCES shall in addition, indicate to the other, the time it estimates that the problem may last, and the measures being undertaken to resolve it.

   12.4 PARTIAL UNENFORCEABILITY

        The unenforceability of any clauses of this contract, provided that such circumstance does not affect the substantive clauses of the contract herein and therefore the contract may remain in effect, will not affect the enforcement of any other provisions hereunder.

   12.5 CONTROVERSIES

        Any dispute or controversy derived from this contract, will be discussed and settled by the representatives of the PARTIES, whom will exercise their best efforts to solve the dispute or controversy in an amicable and expedient fashion. If the representatives are unable to solve such controversies, these will be submitted for the acknowledgment and solution by the supervising executives of each PARTY, without prejudicing the remedy provided under Clause 15 of this contract.

                          THIRTEENTH.- AUTHORIZATIONS

        Any authorization required by each of the PARTIES in order to perform this contract, both in the PARTY'S country of origin or in any other, shall be processed and secured by said PARTY and shall be valid at the time in which this contract is entered into.

                             FOURTEENTH.- LANGUAGE

        The PARTIES enter into this contract by executing two (2) Spanish original samples and two (2) English original samples. It is agreed by the PARTIES that both the Spanish and English versions of this contract are binding and valid. In case of a controversy between the PARTIES, the Spanish version shall prevail.

                            FIFTEENTH.- ARBITRATION

        In case of controversies pertaining to technical or economic issues derived from this contract, which the PARTIES are unable to resolve within thirty (30) calendar days, said controversy will be settled through arbitration. Such arbitration procedure will submit to the Arbitration and Mediation Regulations of the International Chamber of Commerce of Paris. The arbitration panel shall be formed by three arbitrators selected in accordance to said Regulations, unless, it is agreed by the PARTIES that only one arbitrator shall preside said proceedings. The arbitration proceedings will be conducted in Mexico City, in the Spanish language. All costs and expenses incurred as a result of the arbitration proceeding will be paid by the losing PARTY. The arbitration decision will be final and non-appealable. If during the arbitration proceedings it is determined that the controversy does not relate to a technical or economic issue, such controversy will be submitted to the jurisdiction of the Federal Courts.

                           SIXTEENTH.-GOVERNING LAW

        This contract, the rights of the PARTIES and the obligations of the PARTIES with regard to this contract, are governed by the Federal Laws of the Mexican Unites States.

                      SEVENTEENTH.-APPLICABLE LEGISLATION

        The contract herein will be governed and interpreted according to the federal laws of the Mexican United States, therefore, the PARTIES agree that controversies that arise from this contract, other than those referred to in Clause Fifteenth hereunder, will be subject to the jurisdiction of the Federal Courts, and as such, the PARTIES agree to submit themselves to the jurisdiction of said Courts in Mexico City, hereby waiving any other jurisdiction which would be available to them due to their present or future domicile or any other reason.

                      EIGHTEENTH.- OPERATIONAL PROCEDURES

        The PARTIES agree that to have THE CONTRACT herein operating adequately, it is required that specific operational procedures be established, *SEE LEGEND ON FIRST PAGE OF EXHIBIT*. The procedures in the Interconnection Agreement mentioned will be used provided, they do not contravene the provisions in the United States of America, or the Mexican United States legislations.

        *SEE LEGEND ON FIRST PAGE OF EXHIBIT*

  This contract is executed in Mexico City, Federal District, in 2 originals in Spanish and 2 originals in English the ____ day of _______ 1997.


  FOR THE CFE                              FOR EPE



  /s/ LIC. LUIS R. ALMEIDA DURAN           /s/ JAMES HAINES
  ------------------------------           -------------------------------
  Lic. Luis R. Almeida Duran.              Mr. James Haines.
  Subdirector de Programacion.             Chief Executive Officer
                                           and President.



  /s/ ING. RAYMUNDO CAMPOS MILAN           LEGAL ASPECTS
  ------------------------------           REVIEWED BY
  Ing.  Raymundo Campos Milan
  Subdirector de Transmision,              /s/ LIC. FRANCISCO TREVINO MORENO
  Transformacion y Control                 ---------------------------------
                                           Lic. Francisco Trevino Moreno
                                           Gerente de Asuntos Juridicos



  The signatures and initializations in this page correspond to the Contract for the Purchase of Firm Capacity and its Associated Energy entered into by Comision Federal de Electricidad and El Paso Electric Company.

  I, ELENA MILAN REYES, expert translator appointed by the Superior Court of Justice of the Federal District of Mexico, as proven by the Judiciary Gazette of March 31, 1995, CERTIFY THAT: to the best of my knowledge and belief this is a true, correct and complete translation of the original document that was brought before me.

                  Mexico, Distrito Federal, February 5, 1997

                             /s/ ELENA MILAN REYES

                               ELENA MILAN REYES
                            Ave. Copilco 76-A10-503

Este contrato se firma en la Cd. De Mexico, Distrito Federal en 2 ejemplares en ingles y 2 ejemplares in espanol a los 20 dias de Febrero de 1997.



POR CFE                                 POR EPE



/s/ LIC. LUIS R. ALMEIDA DURAN          /s/ JAMES HAINES
------------------------------          ----------------
Lic. Luis R. Almeida Duran              James Haines.
Subdirector de Programacion.            Chief Executive Officer
                                        and President.



/s/ ING. RAYMUNDO CAMPOS MILAN
------------------------------
Ing. Raymundo Campos Milan
Subdirector de Transmision,
Transformacion y Control.



Revisado en sus aspectos legales por:


/s/ LIC. FRANCISCO TREVINO MORENO
---------------------------------
Lic. Francisco Trevino Moreno
Gerente de Asuntos Juridicos


Las presentes firmas y antefirmas corresponden al contrato de Compra de Capacidad Firme y Energia Asociada, celebrado entre Comision Federal de Electricidad y El Paso Electric Company.